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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
  PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): JUNE 17, 2005


                            BTU INTERNATIONAL, INC.
             (Exact name of registrant as specified in its chapter)


          DELAWARE                                             04-2781248
(State or other jurisdiction           0-17297               (IRS Employer
      of incorporation)       (Commission File Number)    Identification No.)

 23 ESQUIRE ROAD, N. BILLERICA, MASSACHUSETTS               01862
   (Address of principal executive offices)               (Zip Code)

       Registrant's telephone number, including area code: (978) 667-4111

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 220.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On June 17, 2005, Mr. van der Wansem and BTU International, Inc. (the "Company") entered into an amendment to an executive retirement agreement to cancel all of the Company's obligations under the consulting portion of that agreement in exchange for the delivery of 80,000 shares of the Company's common stock and a promise to make a cash payment of $282,600 to Mr. van der Wansem in the future. The cash payment will be paid to Mr. van der Wansem upon the first to occur of the following events: (i) a "change of control event" as defined in
Section 409A of the Internal Revenue Code, (ii) if Mr. van der Wansem's employment as the chief executive officer of the Company is terminated, six months following the date of termination, or (iii) June 30, 2007. If the Company is unable to make the cash payment in cash (as determined in good faith by the Board of Directors and after consultation with Mr. van der Wansem), (i) the Board of Directors may elect to make the cash payment using a combination of cash and shares of the Company's common stock or (ii) Mr. van der Wansem may elect to receive the entire value of the cash payment in shares of the Company's common stock.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           BTU INTERNATIONAL, INC.
                                                (Registrant)

Date :  June 21, 2005                     By: /s/ THOMAS P. KEALY
                                              -------------------
                                             Name:  Thomas P. Kealy
                                             Title: Vice President,
                                             Corporate Controller and
                                             Chief Accounting Officer